Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
April 21, 2004

CONTACT:	Brian Schaefgen (949) 759-5900

AMBASSADORS INTERNATIONAL, INC. REPORTS FIRST QUARTER EARNINGS

Ambassadors International, Inc. (NASDAQ:AMIE) (the “Company”), announced net income of $1.2 million or $0.12 per share for the three months ended March 31, 2004, compared to $0.4 million or $0.04 per share for the three months ended March 31, 2003.

The following discusses the results of operations:

Total revenue for the three months ended March 31, 2004 was $5.0 million compared to $4.2 million for the three months ended March 31, 2003. Revenue increased $727,000 due to an increase in the overall volume of business in our Ambassadors segment.

Cost and operating expenses for the three months ended March 31, 2004 were $3.5 million compared to $4.3 million for the three months ended March 31, 2003. The Company’s ability to decrease expenses by approximately $823,000 while increasing revenue 17% resulted from lower personnel costs and other operating expenses related to the consolidation of operations which began in December 2003.

Other income for the three months ended March 31, 2004 was $0.4 million compared to $0.5 million for the three months ended March 31, 2003. The decrease is due to lower yields on our investment portfolio combined with lower earnings and management fees from equity investees.

Joe Ueberroth, CEO and President of Ambassadors International, Inc., stated, “We are pleased with our initial quarter-over-quarter results for 2004. The repositioning efforts that we initiated in December 2003 have had an immediate and measurable impact on the first quarter of 2004. We have begun to see the benefits of our consolidation efforts through greater operating efficiencies and lower year-over-year costs.

“In addition, our specialty reinsurance company, Cypress Re, became fully operational at the end of the first quarter and signed its first reinsurance agreement, encompassing the Company’s existing insurance programs. Due to the accounting treatment for these retroactive policies, the results of this segment have been deferred to future periods. We continue to see many opportunities in this area and hope to close additional reinsurance business in the coming quarters.”

The Company’s balance sheet at March 31, 2004 reflects working capital (total current assets less current liabilities) of $100.8 million or $10.06 per common share outstanding (based on

10,017,000 common shares outstanding at March 31, 2004). Included in working capital are cash and short-term investments of $104.4 million.

Ambassadors International, Inc. will host a conference call to discuss the results of operations on Thursday, April 22, 2003 at 8:30 a.m., Pacific Time. Interested parties may join the call by dialing 800-895-0198, conference ID #: ANALYST. The conference call may also be joined via the Internet at www.ambassadors.com/investor. For conference replay access, parties may dial 800-934-4548 and follow the prompts, or visit the www.ambassadors.com/investor website. Post view webcast access will be available two hours following the webcast.

Ambassadors International, Inc. is a travel services and performance improvement Company. The Company develops, markets and manages meetings and incentive programs for a nationwide roster of corporate clients that utilize incentive travel, merchandise award programs and corporate meeting management services. The Company provides comprehensive hotel reservation, registration, and travel services for meetings, conventions, expositions and trade shows. The Company develops, markets and distributes event portfolio management solutions for corporations and large associations. The Company has also initiated a specialty reinsurance company that participates in selective reinsurance programs as a complement to its existing performance improvement and incentive business programs. The Company has offices in Newport Beach, CA, San Diego, CA, San Rafael, CA, Atlanta, GA and Chicago, IL.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s actual and expected financial performance and the reasons for the variances between quarter-to-quarter and year-to-date results. Forward looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in the future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release, and could involve risks including overall conditions in the travel services markets and general economic conditions. The Company expressly disclaims any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in Company expectations or any change in events. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. For a more complete discussion of these and other factors, please refer to the Company’s Form 10-K for the year ended December 31, 2003.

For further information please contact: Brian Schaefgen of Ambassadors International, Inc., +1-949-759-5900

Summary financial information is as follows (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2004	2003
	(unaudited)
Revenue:
Travel and incentive related	$4,726	$3,414
Software and technology related	145	591
License fees from equity investee	101	240

	4,972	4,245

Cost and operating expenses:
Cost of software and technology related revenue	13	339
Selling and tour promotion	810	1,112
General and administrative	2,598	2,879
Insurance acquisition costs and other operating expenses	86	—

	3,507	4,330

Operating income (loss)	1,465	(85)

Other income	413	538

Income before income taxes	1,878	453
Provision for income taxes	695	65

Net income	$1,183	$388

Earnings per share:
Basic	$0.12	$0.04
Diluted	$0.12	$0.04
Weighted-average common shares outstanding:
Basic	9,982	9,860
Diluted	10,275	10,048

In January 2004, the Company realigned its business operations and consolidated the Performance Group, the Services Group and the Technology Group into one segment, called Ambassadors. Also, during the first quarter the Company launched its reinsurance business segment, Cypress Re. Corporate and Other consists of general corporate assets (primarily cash and cash equivalents, investments and goodwill).

Summary of business segment information is as follows (in thousands):

	Three Months Ended
	March 31,
	2004	2003
	(unaudited)
Revenue:
Ambassadors	$4,972	$4,245
Cypress Re	—	—
Corporate and Other	—	—

Total revenue	$4,972	$4,245

Operating income (loss):
Ambassadors	$2,048	$358
Cypress Re	(86)	—
Corporate and Other	(497)	(443)

Total operating income (loss)	$1,465	$(85)

Summary balance sheet information is as follows (in thousands):

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets:
Current assets:
Cash and short-term investments	$104,393	$105,294
Accounts receivable, net	5,420	2,132
Insurance receivables	3,820	—
Deferred acquisition costs	367	—
Reinsurance recoverable	512	—
Prepaid reinsurance premiums	325	—
Deferred income taxes	32	477
Prepaid program costs and other current assets	4,460	3,202

Total current assets	119,329	111,105
Property and equipment, net	905	1,010
Goodwill	6,817	6,817
Other intangibles	2,084	2,194
Other assets	3,611	3,924

Total assets	$132,746	$125,050

Liabilities:
Current liabilities:
Accounts payable and accrued and other expenses	$6,361	$3,811
Participants’ deposits	7,446	8,100
Loss reserves	2,982	—
Unearned premium	1,396	—
Deferred reinsurance gain	339	—

Total current liabilities	18,524	11,911
Non-current participants’ deposits	304	270
Other liabilities	168	179

Total liabilities	18,996	12,360
Stockholders’ equity	113,750	112,690

Total liabilities and stockholders’ equity	$132,746	$125,050

5